Chewy Announces Third Quarter 2019 Financial Results

DANIA BEACH, Fla., December 9, 2019 (BUSINESS WIRE) — Chewy, Inc. (NYSE: CHWY) (“Chewy”), a trusted online destination for pet parents, has released its financial results for the third quarter of fiscal year 2019 ended November 3, 2019, and posted a letter to its shareholders on its investor relations website at https://investor.chewy.com.

Fiscal Q3 2019 Highlights:

•	Net sales of $1.23 billion grew 40 percent year-over-year

•	Gross margin of 23.7 percent expanded 410 basis points year-over-year

•	Net loss of $79.0 million, including a non-cash share-based compensation charge of $39.3 million

•	Adjusted EBITDA(1) loss of $30.2 million improved 56 percent year-over-year

•	Adjusted EBITDA margin(1) of (2.5) percent improved 530 basis points year-over-year

“We are pleased to report strong third quarter 2019 results with net sales growing 40 percent year-over-year, and gross margin increasing 410 basis points over the same period as the team continues to execute against our strategy of long-term, sustainable growth and margin expansion,” said Sumit Singh, Chief Executive Officer of Chewy. “We remain focused on delivering product innovation and technology that makes finding and buying the right product easy, convenient, and enjoyable. We believe we are transforming the industry with our truly unique and personalized, high-bar shopping experience that builds trust and brand loyalty by keeping the customer at the center of everything we do.”

Management will host a conference call and webcast to discuss Chewy's financial results today at 5:00 pm ET.

Chewy Fiscal Third Quarter 2019 Financial Results Conference Call
When:    Monday, December 9, 2019
Time:    5:00 pm ET
Conference ID: 6988718
Live Call: (866) 393-4306 (US/Canada Toll-Free) or (734) 385-2616 (International)
Replay: (855) 859-2056 (US/Canada Toll-Free) or (404) 537-3406 (International)
(The replay will be available approximately two hours after the completion of the live call until 11:59 pm ET on December 16, 2019.)
Webcast: https://investor.chewy.com

(1)
Adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures. See “Non-GAAP Financial Measures” posted on our website at https://investor.chewy.com for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures.

About Chewy

Our mission is to be the most trusted and convenient online destination for pet parents everywhere. We believe that we are the preeminent online source for pet products, supplies and prescriptions as a result of our broad selection of high-quality products, which we offer at competitive prices and deliver with an exceptional level of care and a personal touch. We continually develop innovative ways for our customers to engage with us, and partner with more than 1,800 of the best and most trusted brands in the pet industry to bring a high-bar, customer-centric experience to our customers.

Forward-Looking Statements

This communication contains forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this communication, including statements regarding our future results of operations or financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions. These forward-looking statements include, but are not limited to, statements concerning our ability to: sustain our recent growth rates and manage our growth effectively; acquire new customers in a cost-effective manner and increase our net sales per active customer; accurately predict economic conditions and their impact on consumer spending patterns, particularly in the pet products market, and accurately forecast net sales and appropriately plan our expenses in the future; introduce new products or offerings and improve existing products; successfully compete in the pet products and services retail industry, especially in the e-commerce sector; source additional, or strengthen our existing relationships with, suppliers; negotiate acceptable pricing and other terms with third-party service providers, suppliers and outsourcing partners and maintain our relationships with such entities; optimize, operate and manage the expansion of the capacity of our fulfillment centers; provide our customers with a cost-effective platform that is able to respond and adapt to rapid changes in technology; maintain adequate cybersecurity with respect to our systems and ensure that our third-party service providers do the same with respect to their systems; successfully manufacture and sell our own private brand products; maintain consumer confidence in the safety and quality of our vendor-supplied and private brand food products and hardgood products; comply with existing or future laws and regulations in a cost-efficient manner; attract, develop, motivate and retain well-qualified employees; and adequately protect our intellectual property rights and successfully defend ourselves against any intellectual property infringement claims or other allegations that we may be subject to.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this communication primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, and results of operations. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in our filings with the Securities and Exchange Commission and elsewhere in this communication. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this communication. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this communication. While we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements. The forward-looking statements made in this communication relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this communication to reflect events or circumstances after the date of this communication or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, we have disclosed here and elsewhere in this earnings release adjusted EBITDA, a non-GAAP financial measure that we calculate as net loss excluding depreciation and amortization; share-based compensation expense; income tax provision; interest income (expense), net; management fee expense; transaction and other costs. We have provided a reconciliation below of adjusted EBITDA to net loss, the most directly comparable GAAP financial measure.

We have included adjusted EBITDA in this earnings release because it is a key measure used by our management and board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating adjusted EBITDA facilitates operating performance comparability across reporting periods by removing the effect of non-cash expenses and certain variable charges. Accordingly, we believe that adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.

We believe it is useful to exclude non-cash charges, such as depreciation and amortization, share-based compensation expense and management fee expense from our adjusted EBITDA because the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations. We believe it is useful to exclude income tax provision; interest income (expense), net; and transaction and other costs as these items are not components of our core business operations. Adjusted EBITDA has limitations as a financial measure and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future and adjusted EBITDA does not reflect capital expenditure requirements for such replacements or for new capital expenditures;

•
adjusted EBITDA does not reflect share-based compensation and related taxes. Share-based compensation has been, and will continue to be for the foreseeable future, a recurring expense in our business and an important part of our compensation strategy;

•	adjusted EBITDA does not reflect interest income (expense), net; or changes in, or cash requirements for, our working capital;

•
adjusted EBITDA does not reflect transaction and other costs which are generally incremental costs that result from an actual or planned transaction and include transaction costs (i.e. IPO costs), integration consulting fees, internal salaries and wages (to the extent the individuals are assigned full-time to integration and transformation activities) and certain costs related to integrating and converging IT systems; and

•	other companies, including companies in our industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these limitations, you should consider adjusted EBITDA alongside other financial performance measures, including various cash flow metrics, net loss and our other GAAP results.

The following table presents a reconciliation of net loss to adjusted EBITDA for each of the periods indicated.

($ in thousands, except percentages)	13 Weeks Ended
Reconciliation of Net Loss to Adjusted EBITDA	November 3, 2019	October 28, 2018
Net loss	$(79,000)	$(78,618)
Add (deduct):
Depreciation and amortization	8,137	6,309
Share-based compensation expense	39,348	3,229
Interest expense, net	221	121
Management fee expense(1)	325	325
Other	741	—
Adjusted EBITDA	$(30,228)	$(68,634)
Net sales	$1,229,801	$875,630
Adjusted EBITDA margin	(2.5)%	(7.8)%
(1) Management fee expense allocated to us by PetSmart for organizational oversight and certain limited corporate functions. Although we are not a party to the agreement governing the management fee, this management fee is reflected as an expense in our condensed consolidated financial statements.

We define adjusted EBITDA margin as adjusted EBITDA divided by net sales.

Media Contact:
Roxsanne Tai
MediaInquiries@chewy.com

Investor Contact:
Kelsey Turcotte
ir@chewy.com